SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 of 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) June 6, 2003


                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)


           Indiana                  1-3553               35-0672570
           -------                  ------               ----------
 (State of Incorporation)  (Commission File Number)   (I.R.S. Employer
                                                       Identification No.)


    20 N.W. Fourth Street, Evansville, Indiana                47708
    ------------------------------------------                -----
     (Address of principal executive offices)               (Zip Code)



        Registrant's telephone number, including area code (812) 491-4000


                                       N/A
             (Former name or address, if changed since last report.)



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Item 9.  Regulation FD Disclosure

On June 6, 2003, Vectren Corporation (the Company), the parent company of Southern Indiana Gas and Electric Company (SIGECO), announced a proposed agreement between SIGECO, a wholly-owned subsidiary of Vectren Corporation, the U.S. Department of Justice, and the U.S. Environmental Protection Agency that would lead to further improvements in air quality and resolve the government's pending Clean Air Act claims against SIGECO. The Vectren Corporation press release is included herein as Exhibit 99-1.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby filing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Vectren Utility Holdings, Inc., Indiana Gas Company, Inc. and Southern Indiana Gas and Electric Company, to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries.

Item 7.  Exhibits

     99-1 Press Release - Vectren subsidiary reaches agreement with Department of Justice, EPA

     99-2 Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
June 9, 2003


                                              By:  /s/ M. Susan Hardwick
                                              -----------------------------
                                              M. Susan Hardwick
                                              Vice President and Controller